                                                                    Exhibit 4.10

                             STOCK PURCHASE WARRANT

     This Warrant is issued this 16th day of December, 1997, by MASTER GRAPHICS, INC., a Delaware corporation (the "Company") and JOHN P. MILLER ("Shareholder"), to JOSEPH SEGAL (Joseph Segal, his heirs and personal representatives of his estate, and any subsequent assignee or transferee hereof is hereinafter referred to as "Holder").

                                  AGREEMENT:

     1.   CERTAIN DEFINITIONS.  For purposes hereof:

     (a) an acquisition, by merger or otherwise, of all or substantially all of the assets of a Successor Organization or a Substitute Organization is:

          (i) a "Successor Acquisition" if (x) the acquired organization is a Successor Organization and (y) more than half of the value of the consideration for such acquisition consists of stock which is not publicly traded;

          (ii) a "Substitution Acquisition" if (x) the acquired organization is a Successor Organization and (y) more than half of the value of the consideration for such acquisition consists of stock which is publicly traded; or

          (iii) a "Final Acquisition" if it is neither a Successor Acquisition nor a Substitution Acquisition;

     (b) a "Successor Organization" means (i) the Company, (ii) the acquiring organization in any Successor Acquisition; and (iii) all affiliates of any Successor Organization;

     (c) a "Substitute Organization" means an issuer of publicly traded stock shares of which are included in the consideration for a Substitution Acquisition;

     (d)  the "Trigger Transaction" means the first to occur of:

          (i) an initial public offering (an "IPO") of a class or series of stock of a Successor Organization;

          (ii)  a Substitution Acquisition; or

          (iii) a Final Acquisition of a Successor Organization;

          in any case, however, if and only if such transaction occurs within ten (10) years from the date hereof; and

     (e) "stock" and "shares" includes, when applicable, other equity interests in organizations.

     2. NATURE OF WARRANT. Holder shall have options to acquire shares of stock as more particularly described herein, and the Company and Shareholder shall cause each optionor of such shares to honor Holder's exercises of this Warrant.

     (a) If the Trigger Transaction is an IPO: (i) Holder's options hereunder shall extend to shares of the Successor Organization of the class which is the subject of the IPO; (ii) such Successor Organization shall be considered the optionor of such options; and (iii) subject to subsection (e), Holder shall be entitled to exercise this Warrant at any time and from time to time on or before the tenth (10th) anniversary of the successful completion of such IPO, each such exercise to be at an exercise price equal to the Exercise Price (as hereinafter defined) for a number of such shares not in excess of the Available Number (as hereinafter defined).

     (b) If the Trigger Transaction is a Substitution Acquisition: (i) Holder's options hereunder shall extend to the publicly traded shares which are included in the consideration for such Substitution Acquisition; (ii) the Shareholder and each other organization which (x) is directly or indirectly controlled by the Shareholder and (y) receives any such shares in such Substitution Acquisition shall be considered the optionors of such options; and (iii) subject to subsection (e), Holder shall be entitled to exercise this Warrant at any time and from time to time on or before the tenth (10th) anniversary of such Substitution Acquisition, each such exercise to be at an exercise price equal to the Exercise Price for a number of such shares not in excess of the Available Number.

     (c)  If the Trigger Transaction is a Final Acquisition of a Successor
Organization: Holder's options hereunder shall extend to the shares of the Successor Organization which is being acquired; (ii) the Shareholder and each other organization which (x) is directly or indirectly controlled by the Shareholder and (y) holds any such shares at the time of such Final Acquisition shall be considered the optionors of such options; and (iii) subject to subsection (e), Holder shall be entitled to exercise this Warrant immediately prior to such Final Acquisition at an exercise price equal to the Exercise Price for a number of such shares not in excess of the Available Number.

     (d)  For purposes hereof:

     (i)  the "Exercise Price" means:

          (x) if the Trigger Transaction is an IPO, the per-share price paid for the subject stock in the IPO;

          (y) if the Trigger Transaction is a Substitution Acquisition, the per-share price at which the optioned shares are trading immediately following such Substitution Acquisition; and

          (z) if the Trigger Transaction is a Final Acquisition of a Successor Organization, the per-share value of the optioned shares as determined by such Final Acquisition; and

     (ii) the "Available Number" means the number of shares which could be purchased for $2,325,000 at the Exercise Price, appropriately reduced for previous option exercises of this Warrant;

in all cases, however, appropriately adjusted for stock dividends, stock splits, reverse stock splits, recapitalizations and similar transactions.

     (e) Notwithstanding any other provision hereof, this Warrant shall not be exercisable after a Final Acquisition.

     3. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any part upon delivery of written notice of intent to exercise to the Company (or any other applicable optionor) at the following address: 2500 Lamar Avenue, Memphis, Tennessee 38114 or such other address as the Company (or such other applicable optionor) shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company (or such other applicable optionor) of the aggregate Exercise Price of the shares being purchased. The Exercise Price shall be payable by delivery of a certified check. Upon exercise of this Warrant as aforesaid, the Company (or such other applicable optionor) shall as promptly as practicable, and in any event with fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder and shall return this Warrant to such Holder, marked to reflect such exercise.

     4. COVENANTS AND CONDITIONS. The Company and the Shareholder shall cause all shares issuable on each exercise of this Warrant (and payment therefor) by the Holder to be (a) legally and validly issued and outstanding, fully paid and nonassessable, and (b) free from all taxes, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance (and the Company and the Shareholder shall cause each other Successor Organization to reserve and keep available for issuance) upon the exercise of this Warrant such number of authorized but unissued shares as will be sufficient to permit the exercise in full of this Warrant.

     5. TRANSFER OF WARRANT. Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or
(ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS

          CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

     Subject to the restrictions set forth above, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company (or other applicable optionor) with written instructions for such transfer. Upon such presentation for transfer, the Company (or such other optionor) shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company (or such other optionor) shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company or of anyone else.

     7.   NOTIFICATION DUTIES.      Neither the Company nor the Shareholder
shall enter into, or permit any other organization shares of which may be deliverable on exercise of this Warrant to enter into, any Trigger Transaction or other sale or other disposition of all or substantially all of the assets of the Company or any such other organization unless prior to such transaction Shareholder shall have given sufficient advance notice to Holder of such transaction to enable Holder to exercise its rights hereunder. Such notice shall set forth the principal terms of the subject transaction.

     8.   REGISTRATION.  (a)  The Company and the holders of the Shares agree
          ------------
that if at any time after the date hereof the Company, a Successor Organization or a Substitute Organization (collectively a "Registrant") shall propose to file a registration statement with respect to any of its Common Stock, it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Registrant's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the

Registrant is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely effect the sale of the securities to be sold by the Registrant thereunder, then the Registrant shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of Shares included in the offering).

     (b) Whenever a Registrant undertakes to effect the registration of any of the Shares, the Registrant shall, as expeditiously as reasonably possible:

     (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus of any amendment or supplements thereto, the Registrant will furnish to each Holder of Shares covered by and the holder of this Warrant such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holder and underwriters, and the Registrant will not file such registration statement or any amendment thereto or any prospectus of any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

     (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

     (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus, (each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

     (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdiction as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service or process in any such states or jurisdictions.

     (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein no misleading and, at the request of any such Holder, the Registrant will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

     (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration and statement.

     (vii) Enter into such customary agreement (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite of facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

     (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Registrant, and cause the officers, directors, employees and independent accountants of the Registrant to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     (ix) Promptly notify the selling Holder (s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the initiation of any proceedings for that purpose and (D) the receipt by the Registrant of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

     (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

     (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation an delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two(2) business days prior to any delivery of the Shares to the underwriters.

     (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

     (xiii) Prior to the effectiveness of the registration statement and any post effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder (s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primarily underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates there of from the Registrant's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with class (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Registrant; and (D) obtain opinions of counsel to the Registrant and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, in any), covering the matters customarily covered in opinions requested by the selling Holders and under writers or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statement, notes thereto or other financial data or other expertized material contained therein). If for any reason the Registrant shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

     (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days , if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

     (c) The Company's obligation under Section 8(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Registrant in writing such information concerning such holder and the terms of such holder's proposed offering as the Registrant shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Registrant shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter for such holder ad each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or tin any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Registrant (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Registrant within the meaning of the Securities Act, each underwriter for the Registrant and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage, or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Registrant by such holder of the Shares expressly for use in connection with such registration statement.

     (d) For purpose of this Section 8, all of the Shares shall be deemed to be issued and outstanding.

     9. ARTICLE AND SECTION HEADINGS. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     10.  NOTICE.   Any and all notices, elections or demands permitted or
required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing by the other party to the transmitting party. The date of personal delivery or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purpose of this Warrant:

The Address of Holder is:           Joseph Segal
                                    c/o Phoenix Communications, Inc.
                                    5664 New Peachtree Road
                                    Atlanta, Georgia  30341

with a copy to:                     Holt Ney Zatcoff & Wasserman, LLP
                                    100 Galleria Parkway, Suite 600
                                    Atlanta, Georgia  30339

                                    Attention: Sanford H. Zatcoff, Esq.

The Address of Company is:          Master Printing Holding Co.
                                    2500 Lamar Avenue
                                    Memphis, TN  38114

                                    Attention: John Miller

with a copy to:                     Black Bobango & Morgan

                                    530 Oak Court Drive, Suite 345
                                    Memphis, TN  38117

                                    Attention: Michael P. Morgan

     11. SEVERABILITY. If any provisions(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted bylaw.

     12.  ENTIRE AGREEMENT.   This Warrant among the Company, Shareholder and
Holder represents the entire agreement among the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     13. GOVERNING LAW AND AMENDMENTS. This Warrant shall be construed and enforced under the laws of the State of Georgia applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     14. COUNTERPARTS. This Warrant may be executed in any number of counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     15.  JURISDICTION AND VENUE.   The Company hereby consents to the
jurisdiction of the courts of the State of Georgia and the United States District Court for the Northern District of Georgia, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

COMPANY:                 MASTER GRAPHICS, INC., a Delaware corporation



                         By: /s/ John P. Miller
                             ------------------
                         Title: President

HOLDER:


                         /s/ Joseph Segal
                         ----------------
                         Joseph Segal

     IN WITNESS WHEREOF, the undersigned has executed or caused this Warrant to be executed as of the date first above written for the purpose of agreeing only to the obligations expressly described herein as applicable to him.

SHAREHOLDER:             /s/ John P. Miller
                         ------------------
                         John P. Miller